UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 15, 2018

Date of Report

(Date of Earliest Event Reported)

UTILICRAFT AEROSPACE INDUSTRIES, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-128758	20-1990623
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

401 Ryland Street, Suite 200-A

Reno, Nevada 89502

 (Address of principal executive offices)

(612) 615-9334

Registrant's telephone number

P. O. Box 3770,

Grapevine, Texas 76099

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 15th, 2018, a special meeting of the Board of Directors was held to accept the resignation of Kevin Williams as the CEO, President, Secretary, Treasurer, and Director of the Board.

Effective March 15th, 2018, Richard Kilchesky, age 33 was appointed as the new President, CEO, and Chairman of the Board of Directors.  Mr. Kilchesky is an expert outdoorsman and fishing guide specializing in remote access resorts and adventures; he has been in this industry for the last 15 Years.

Effective March 15th, 2018 Phillip Kilchesky, age 30 was appointed as the new Treasurer, and will serve on the board of directors at the request of the CEO.  Mr. Kilchesky has been employed for six years as a service center supervisor for a leading distributor of electrical, communications, data networking and security products.

Effective March 15th, 2018 Mark Miller, age 40 was appointed Interim Secretary and Advisor.  Mr. Miller serves as a consultant to the CEO, but does not serve on the board of directors at this time.  Mr. Miller is a Licensed General Contractor in the State of MN with a construction company and a real estate company.  Mr. Miller is also the CEO and Board Member of Digitiliti, Inc., a publicly traded company under the ticker symbol DIGI and President, CEO, Secretary and Sole Director of MedX Holdings, Inc., also a publicly traded company under the ticker symbol MEDH.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Utilicraft Aerospace Industries, Inc., a Nevada corporation

Date:  March 21, 2018

/s/ Richard Kilchesky

Richard Kilchesky, President, CEO, and Chairman of the Board

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